UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2019, the Company through its wholly-owned subsidiary, MTBC-Med, Inc., closed on the acquisition of Etransmedia Technology, Inc. (“ETI”) and entered into an Amended and Restated Asset Purchase Agreement (“APA”), pursuant to which the purchase price was increased from $1.5 million to $1.6 million, using the retroactive closing date of April 1, 2019. As previously disclosed, on March 27, 2019, the parties entered into an Asset Purchase Agreement with ETI, several subsidiaries of ETI and Formativ Health Management, Inc., the parent company of ETI (collectively with ETI and subsidiaries, the “Sellers”).

The Sellers are engaged in the business of providing medical billing, practice management, credentialing, transcription, record retention, and request for information and related services to hospitals, group physician practices and others in connection with medical care delivered by Part B Healthcare Providers.

The amended and restated APA contains customary representations, warranties and covenants, including indemnification provisions capped at the purchase price, except for certain types of claims, such as pre-closing liabilities, which are not capped. The Sellers will make available certain employees for a post-closing transitional period, provided that the Company pay for their services. For three years following the closing, the Sellers and Formativ will be prohibited from competing with the Company and from soliciting any acquired clients or inducing or encouraging any of the transitioned workforce to leave their employment with the Company.

The foregoing description of the APA does not purport to be complete and is qualified entirely by reference to the text of such document, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Asset Purchase Agreement dated April [3], 2019, by and between MTBC-Med, Inc., and Etransmedia Technology, Inc., et. al.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTBC, Inc.

Date: April 4, 2019	By:	/s/ Stephen Snyder
Stephen Snyder Chief Executive Officer

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